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                                                                      EXHIBIT 23

                            BARRY L. FRIEDMAN, P.C.
                          Certified Public Accountant

1582 TULITA DRIVE                                         OFFICE (702) 361-8414
LAS VEGAS, NEVADA 89123                                   FAX NO. (702) 896-0278



To Whom It May Concern:                                   March 10, 1999

     The firm of Barry L. Friedman, P.C., Certified Public Accountant consents to the inclusion of their report of March 10, 1999, on the Financial Statements of DIVERSIFIED MARKETING SERVICES, INC., as of February 28, 1999, in any filings that are necessary now or in the near future with the U.S. Securities and Exchange Commission.


Very truly yours,

/s/ Barry L. Friedman
-----------------------------
Barry L. Friedman
Certified Public Accountant